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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Saf T Lok Incorporated
32 West State Street
Sharon Pennsylvania 16146

Dear Sirs,

We hereby consent to the use in the Form 10-KSB Annual Report of Saf T Lok Incorporated for the years ended December 31, 2001 and 2000, of our report dated April 15, 2002, relating to the financial statements of Saf T Lok Incorporated which appear in such Form 10-KSB.

                                                  Weinberg & Company, P.A.

Sharon, Pennsylvania
April 15, 2002